OAKWOOD MORTGAGE INVESTORS, INC. 1998-B                                                              REPORT DATE:  SEPTEMBER 8, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                 POOL REPORT #       4
REMITTANCE REPORT                                                                                    Page 1 of 6
REPORTING MONTH:                       Aug-98


                                        Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------

Beginning                                                                           Ending
Principal            Scheduled      Prepaid         Liquidated      Contracts       Principal
Balance              Principal      Principal       Principal       Repurchased     Balance
------------------------------------------------------------------------------------------------------

287,155,127.23     (421,849.94)   (2,303,877.96)    (295,955.65)    0.00           284,133,443.68
======================================================================================================


Scheduled                     Scheduled                                           Amount
Gross          Servicing      Pass Thru      Liquidation       Reserve            Available for  Limited       Total
Interest       Fee            Interest       Proceeds          Fund Draw          Distribution   Guarantee     Distribution
-------------------------------------------------------------------------------------------------------------------------------

2,631,990.76   239,295.94    2,392,694.82     217,573.88          0.00            5,575,292.54      0.00        5,575,292.54
===============================================================================================================================



                                              Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------

        Beginning                         Deposits                                            Investment               Ending
         Balance               Principal            Interest          Distributions            Interest               Balance
-----------------------------------------------------------------------------------------------------------------------------------

       3,372,054.95          2,981,411.72         2,414,594.72       (6,485,806.60)            8,201.70             2,290,456.49
===================================================================================================================================



                        P&I Advances at Distribution Date
----------------------------------------------------------------------------------


      Beginning             Recovered             Current            Ending
       Balance               Advances            Advances           Balance
----------------------------------------------------------------------------------



    1,338,818.61           1,320,898.45      1,720,825.61       1,738,745.77
==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1998-B                                                              REPORT DATE:  SEPTEMBER 8, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                 POOL REPORT #      4
REMITTANCE REPORT
REPORTING MONTH:                                Aug-98                                               Page 2 of 6



Class B Crossover Test                                                            Test Met?
-------------------------------------------------------------                   ---------------

(a) Remittance date on or after December 2002                                         N


(b) Average 60 day Delinquency rate <=        5%                                      Y

(c) Average 30 day Delinquency rate <=        7%                                      Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                Dec 2002- May 2004            7%                                      N
                June 2004-May 2005            8%                                      N
                June 2005 and thereafter      9%                                      N




(e) Current realized loss ratio =            2.75%                                    Y


(f) Does Subordinated Certificate percentage equal or

     exceed                                   28.875%
     of Pool Scheduled Principal Balance

                Beginning M balance                               36,000,000.00


                Beginning B-1 balance                             11,250,000.00

                Beginning B-2 balance                             15,000,000.00
                                                             -------------------
                                                                  62,250,000.00
                                                             -------------------
                Divided by beginning pool
                balance                                          287,155,127.23
                                                                        21.678%       N






   Average 60 day delinquency ratio:


                              Over 60s               Pool Balance        %
                         --------------------------------------------------------

  Current Mo                  5,103,359.78          284,133,443.68    1.80%
   1st Preceding Mo            3,313,032.71         287,155,127.23    1.15%
  2nd Preceding Mo              766,145.43          290,964,649.94    0.26%
                                                        Divided by      3
                                                                    -------------
                                                                       1.07%
                                                                    =============



Average 30 day delinquency ratio:


                              Over 30s               Pool Balance        %
                         --------------------------------------------------------

   Current Mo                 13,354,810.28          284,133,443.68    4.70%
   1st Preceding Mo            8,681,505.05          287,155,127.23    3.02%
  2nd Preceding Mo            5,900,100.85           290,964,649.94    2.03%
                                                         Divided by      3
                                                                    -------------
                                                                       3.25%
                                                                    =============

   Cumulative loss ratio:

                          Cumulative losses               78,381.77
                                            ------------------------
   Divided by Initial Certificate
   Principal                                         300,000,000.00    0.026%
                                                                    =============





   Current realized loss ratio:
                         Liquidation                 Pool
                               Losses               Balance
                         -------------------------------------------

   Current Mo                     78,381.77          284,133,443.68
   1st Preceding Mo                    0.00          287,155,127.23
   2nd Preceding Mo                    0.00          290,964,649.94
                                                                       0.109%
                                                                    =============


        OAKWOOD MORTGAGE INVESTORS, INC. 1998-B                                                      REPORT DATE:  SEPTEMBER 8, 1998
        OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                         POOL REPORT #             4
        REMITTANCE REPORT                                                                            Page 3 of 6
        REPORTING MONTH:                                Aug-98



                                                                  Delinquency Analysis

                                                   31 to 59 days              60 to 89 days       90 days and Over
          No. of           Principal                      Principal                   Principal            Principal
          Loans             Balance             #          Balance           #         Balance    #         Balance
          ---------------------------------------------------------------------------------------------------------------


Excluding
    Repos     7,823       282,275,281.21       261       8,034,951.25       69     2,204,712.78      44     1,256,983.78

    Repos        65         1,858,162.47         8         216,499.25       18       502,100.05      39     1,139,563.17
          ----------------------------------------------------------------------------------------------------------------

    Total     7,888       284,133,443.68       269       8,251,450.50       87     2,706,812.83      83     2,396,546.95
          ================================================================================================================



                                                                                Repossession Analysis
                                     Active Repos                    Reversal       Current Month
          Total Delinq.              Outstanding                   (Redemption)        Repos                 Cumulative Repos
                 Principal                    Principal             Principal             Principal                 Principal
     #            Balance            #         Balance       #       Balance        #       Balance          #        Balance
-----------------------------------------------------------------------------------------------------------------------------------



     374         11,496,647.81       65     1,858,162.47    -1      (27,819.02)     30      921,258.26      76        2,158,396.17

      65          1,858,162.47
-------------------------------

     439         13,354,810.28
===============================

    5.6%                 4.70%
===============================

OAKWOOD MORTGAGE INVESTORS, INC. 1998-B                                                               REPORT DATE: SEPTEMBER 8, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                  POOL REPORT # 4
REMITTANCE REPORT
REPORTING MONTH:                Aug-98                                                                                   Page 4 of 6

REPOSSESSION LIQUIDATION REPORT



                                              Liquidated
  Account            Customer                  Principal           Sales          Insur.          Total        Repossession
  Number               Name                     Balance          Proceeds         Refunds        Proceeds        Expenses
----------------------------------------------------------------------------------------------------------------------------
147306-5          R. RICH                       3,806.41            500.00        307.94           807.94          500.00
147613-4          M. BENNINGFIELD              27,742.13         24,000.00      2,053.10        26,053.10        4,910.00
147696-9          R. RODRIGUEZ                 30,194.53         29,400.00        601.92        30,001.92        4,910.00
147782-7          J. GIBSON                    50,665.00         47,650.00      1,645.36        49,295.36        8,720.00
148529-1          M. ALLEN                     12,988.81          3,500.00        323.91         3,823.91          500.00
148726-3          L. HAMMER                    36,534.92         37,000.00      1,241.86        38,241.86        4,910.00
148986-3          B. WHITE                     11,390.68          2,500.00        309.77         2,809.77          500.00
149475-6          S. PRUITT                    30,511.95         30,400.00      1,164.34        31,564.34        4,910.00
149674-4          L. MEDELLIN                  37,810.27         33,700.00        469.06        34,169.06        4,910.00
150798-7          P. HLAS                      24,028.07         24,400.00      1,975.03        26,375.03        4,910.00
151637-6          C. WOOD                      30,282.88         33,000.00      1,258.57        34,258.57        4,910.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                                                                                     0.00
                                        ------------------------------------------------------------------------------------
                                              295,955.65        266,050.00     11,350.86       277,400.86       44,590.00
                                        ====================================================================================


    Net                                                          Net            Current
Liquidation              Unrecov.         FHA Insurance        Pass Thru       Period Net      Cumulative
 Proceeds                Advances            Coverage          Proceeds        Gain/(Loss)    Gain/(Loss)
----------------------------------------------------------------------------------------------------------
       307.94              987.58               0.00            (679.64)       (4,486.05)
    21,143.10            1,769.15               0.00           19,373.95       (8,368.18)
    25,091.92            1,526.28               0.00           23,565.64       (6,628.89)
    40,575.36            1,456.86               0.00           39,118.50      (11,546.50)
     3,323.91              893.18               0.00            2,430.73      (10,558.08)
    33,331.86            1,794.54               0.00           31,537.32       (4,997.60)
     2,309.77              964.76               0.00            1,345.01      (10,045.67)
    26,654.34            1,442.33               0.00           25,212.01       (5,299.94)
    29,259.06            1,911.81               0.00           27,347.25      (10,463.02)
    21,465.03            1,005.24               0.00           20,459.79       (3,568.28)
    29,348.57            1,485.25               0.00           27,863.32       (2,419.56)
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
         0.00                                   0.00                0.00             0.00
------------------------------------------------------------------------------------------

   232,810.86           15,236.98               0.00          217,573.88      (78,381.77)     (78,381.77)
==========================================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1998-B                                                              REPORT DATE:  SEPTEMBER 8, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                 POOL REPORT #         4
REMITTANCE REPORT
REPORTING MONTH:                                     Aug-98                                          Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                            Original              Beginning      Beginning              Current      Current
                Cert.                      Certificate           Certificate     Carryover             Principal     Principal
                Class                       Balances              Balances       Principal                Due           Paid
---------------------------------------------------------------------------------------------------------------------------------
A-1                                        62,900,000.00         50,055,127.23       0.00          3,021,683.55    3,021,683.55
A-1 Outstanding Writedown                           0.00                  0.00                             0.00

A-2                                        57,600,000.00         57,600,000.00       0.00                  0.00            0.00
A-2 Outstanding Writedown                           0.00                  0.00                             0.00

A-3                                        33,700,000.00         33,700,000.00       0.00                  0.00            0.00
A-3 Outstanding Writedown                           0.00                  0.00                             0.00

A-4                                        18,700,000.00         18,700,000.00       0.00                  0.00            0.00
A-4 Outstanding Writedown                           0.00                  0.00                             0.00

A-5                                        64,850,000.00         64,850,000.00       0.00                  0.00            0.00
A-5 Outstanding Writedown                           0.00                  0.00                             0.00

M-1                                        23,250,000.00         23,250,000.00       0.00                  0.00            0.00
M-1 Outstanding Writedown                           0.00                  0.00                             0.00

M-2                                        12,750,000.00         12,750,000.00       0.00                  0.00            0.00
M-2 Outstanding Writedown                           0.00                  0.00                             0.00

B-1                                        11,250,000.00         11,250,000.00       0.00                  0.00            0.00
B-1 Outstanding Writedown                           0.00                  0.00                             0.00

B-2                                        15,000,000.00         15,000,000.00       0.00                  0.00            0.00
B-2 Outstanding Writedown                           0.00                  0.00                             0.00


                                   ------------------------------------------------------------------------------------------------

                                          300,000,000.00        287,155,127.23       0.00          3,021,683.55    3,021,683.55
                                   ================================================================================================



                                Ending    Prefunding                              Ending                          Principal Paid
                Cert.         Carryover   Shortfall            Writedown        Certificate         Pool             Per $1,000
                Class         Principal  Distribution           Amounts          Balances          Factor           Denomination
-----------------------------------------------------------------------------------------------------------------------------------
A-1                              0.00        0.00                 0.00         47,033,443.68        74.77495%             48.04
A-1 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

A-2                              0.00        0.00                 0.00         57,600,000.00       100.00000%              0.00
A-2 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

A-3                              0.00        0.00                 0.00         33,700,000.00       100.00000%              0.00
A-3 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

A-4                              0.00        0.00                 0.00         18,700,000.00       100.00000%              0.00
A-4 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

A-5                              0.00        0.00                 0.00         64,850,000.00       100.00000%              0.00
A-5 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

M-1                              0.00        0.00                 0.00         23,250,000.00       100.00000%              0.00
M-1 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

M-2                              0.00        0.00                 0.00         12,750,000.00       100.00000%              0.00
M-2 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

B-1                              0.00        0.00                 0.00         11,250,000.00       100.00000%              0.00
B-1 Outstanding Writedown                                         0.00                  0.00             0.00              0.00

B-2                              0.00        0.00                 0.00         15,000,000.00       100.00000%              0.00
B-2 Outstanding Writedown                                         0.00                  0.00            0.00               0.00


                                ------------------------------------------------------------

                                  0.00       0.00                 0.00        284,133,443.68
                                ============================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1998-B                                                               REPORT DATE: SEPTEMBER 8, 1998
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                  POOL REPORT # 4
REMITTANCE REPORT
REPORTING MONTH:                          Aug-98                                                      Page 6 of 6


CERTIFICATE INTEREST ANALYSIS



           Certificate              Remittance     Beginning          Current                Total                  Interest
              Class                    Rate         Balance           Accrual                 Paid                  Shortfall
                                  --------------------------------------------------------------------------------------------------
A-1                                  5.68063%          0.00           244,852.34             244,852.34                 0.00
A-1  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
A-1  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

A-2                                  6.15000%          0.00           295,200.00             295,200.00                 0.00
A-2  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
A-2  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

A-3                                  6.20000%          0.00           174,116.67             174,116.67                 0.00
A-3  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
A-3  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

A-4                                  6.35000%          0.00            98,954.17              98,954.17                 0.00
A-4  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
A-4  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

A-5                                  6.67500%          0.00           360,728.13             360,728.13                 0.00
A-5  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
A-5  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

M-1                                  6.80000%          0.00           131,750.00             131,750.00                 0.00
M-1  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
M-1  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

M-2                                  7.02500%          0.00            74,640.63              74,640.63                 0.00
M-2  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
M-2  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

B-1                                  7.45000%          0.00            69,843.75              69,843.75                 0.00
B-1  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
B-1  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

B-2                                  7.75000%          0.00            96,875.00              96,875.00                 0.00
B-2  Carryover Interest                 0.00           0.00                 0.00                   0.00                 0.00
B-2  Writedown Interest                 0.00           0.00                 0.00                   0.00                 0.00

X                                                      0.00           845,734.13             767,352.36            78,381.77

R                                                      0.00                 0.00                   0.00                 0.00

Service Fee                                            0.00           239,295.94             239,295.94                 0.00
                                                 -----------------------------------------------------------------------------------

                                                       0.00         2,631,990.76           2,553,608.99            78,381.77
                                                 ===================================================================================


                                           Interest Paid
           Certificate      Ending          Per $1,000                 Cert.                     TOTAL
              Class        Balance         Denomination                Class                  DISTRIBUTION
                         ------------------------------------------------------------------------------------------
A-1                           0.00             4.89                       A-1                  3,266,535.89
A-1  Carryover Interest       0.00             0.00
A-1  Writedown Interest       0.00             0.00

A-2                           0.00             5.13                       A-2                    295,200.00
A-2  Carryover Interest       0.00             0.00
A-2  Writedown Interest       0.00             0.00

A-3                           0.00             5.17                       A-3                    174,116.67
A-3  Carryover Interest       0.00             0.00
A-3  Writedown Interest       0.00             0.00

A-4                           0.00             5.29                       A-4                     98,954.17
A-4  Carryover Interest       0.00             0.00
A-4  Writedown Interest       0.00             0.00

A-5                           0.00             5.56                       A-5                    360,728.13
A-5  Carryover Interest       0.00             0.00
A-5  Writedown Interest       0.00             0.00

M-1                           0.00             5.67                       M-1                    131,750.00
M-1  Carryover Interest       0.00             0.00
M-1  Writedown Interest       0.00             0.00

M-2                           0.00             5.85                       M-2                     74,640.63
M-2  Carryover Interest       0.00             0.00
M-2  Writedown Interest       0.00             0.00

B-1                           0.00             6.21                       B-1                     69,843.75
B-1  Carryover Interest       0.00             0.00
B-1  Writedown Interest       0.00             0.00

B-2                           0.00             6.46                       B-2                     96,875.00
B-2  Carryover Interest       0.00             0.00
B-2  Writedown Interest       0.00             0.00

X                        78,381.77                                          X                     767,352.36

R                             0.00                                          R                           0.00

Service Fee                   0.00                                                                239,295.94
                        ----------------                                                      --------------------

                         78,381.77                                                              5,575,292.54
                        ================

                                                                                                        0.00
                                                                                             --------------------
                                                                                                5,575,292.54
                                                                                             ====================